Exhibit 10.26

STOCKHOLDERS AGREEMENT

dated as of

[                     ]

among

REYNOLDS CONSUMER PRODUCTS INC.

and

PACKAGING FINANCE LIMITED

Exhibit A	Joinder Agreement

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of [                    ], by and among Reynolds Consumer Products Inc., a Delaware corporation (the “Company”), and Packaging Finance Limited, a company incorporated pursuant to the laws of New Zealand (“PFL”).

W I T N E S S E T H:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (the “IPO”) of shares of its Common Stock;

WHEREAS, in connection with, and effective upon, the completion of the IPO (such date of completion, the “IPO Date”) of the Company, the Company and the Stockholder (as defined in Section 1.01 hereof) wish to set forth certain understandings between such parties, including with respect to certain governance matters; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no security holder of the Company shall be deemed an Affiliate of the Company or any other security holder of the Company solely by reason of any investment in the Company or the existence or exercise of any rights or obligations under this Agreement or the Company Securities held by such security holder. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Stockholder or group of Stockholders, the total number of Shares (as determined on a Common Equivalents basis) Beneficially Owned (as defined below) (without duplication) by such Stockholder or group of Stockholders as of the date of such calculation.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time.

“Common Equivalents” means (i) with respect to Common Stock, the number of Shares, (ii) with respect to any Company Securities that are convertible into or exchangeable for Common Stock, the number of Shares issuable in respect of the conversion or exchange of such securities into Common Stock.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other security into which such Common Stock may hereafter be converted or changed.

“Company Securities” means (i) the Common Stock and (ii) securities that entitle the holder to vote in the election of directors to the Board that are convertible into or exchangeable for Common Stock.

“Director” means any director of the Company from time to time.

“Exchange” means the Nasdaq Global Select Market or such other stock exchange or securities market on which the Shares are listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governing Documents” means the Charter, as amended or modified from time to time, and the amended and restated by-laws of the Company, as amended or modified from time to time.

“Independent Director” means an “independent director” as such term is used in the listing requirements of the Exchange.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the Governing Documents) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Securities, (ii) causing the adoption of shareholders’ resolutions and amendments to the Governing Documents, (iii) causing Directors (to the extent such Directors were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such Directors may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Permitted Assigns” means with respect to the Stockholder, (i) its Affiliates; (ii) any entity that is Beneficially Owned by Mr. Graeme Richard Hart (or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity which is controlled by his estate, heirs or any of his immediate family members); (iii) any Affiliate of Mr. Graeme Richard Hart or any entity that is Beneficially Owned by Mr. Graeme Richard Hart (or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity which is controlled by his estate, heirs or any of his immediate family members) and (iv) any other Transferee of all of the Shares held at any time by the Stockholder, in each case that is a Transferee of Shares which are Transferred other than pursuant to a widely distributed public sale that agrees in writing to become party to, and be bound to the same extent as its Transferor by the terms of, this Agreement, in the form of Exhibit A hereto; provided, that upon such Transfer, such Permitted Assign shall be deemed to be a “Stockholder” hereto for all purposes herein.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“PFL” has the meaning set forth in the recitals to this Agreement and shall include its successors by merger, acquisition, reorganization or otherwise.

“Shares” means the outstanding shares of Common Stock.

“Stockholder” means PFL and its Permitted Assigns who shall then be a party to or bound by this Agreement, so long as such Person shall Beneficially Own any Company Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Transfer” (including its correlative meanings, “Transferor”, Transferee” and “Transferred”) means, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, charge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Stockholder Designee	2.01
Company	Preamble
Confidential Information	3.02(b)
Representatives	3.02(b)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any law include all rules and regulations promulgated thereunder. References to any Person include the successors and Permitted Assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Composition of the Board. (a) The members of the Board shall be nominated and elected in accordance with the Governing Documents and the provisions of this Agreement. Effective as of the IPO Date, the Board shall be comprised of seven Directors, which Directors shall initially be Lance Mitchell, Gregory Cole, Thomas Degnan, Helen Golding, Marla Gottschalk, Richard Noll, and one vacancy, with such vacancy to be filled with the nominee of the Stockholder pursuant to this Agreement. The Chairman of the Board shall initially be Richard Noll.

(b) From and after the date hereof, the Stockholder shall have the right, but not the obligation, to nominate a number of designees to the Board, equal to: (i) the Total Number of Directors so long as the Stockholder’s Aggregate Ownership of Shares (as determined on a Common Equivalents basis) continues to be at least 50% of all Shares (as determined on a Common Equivalents basis); (ii) the highest whole number that is greater than 50% of the Total Number of Directors so long as the Stockholder’s Aggregate Ownership of Shares (as determined on a Common Equivalents basis) continues to be at least 40% (but less than 50%) of all Shares (as determined on a Common Equivalents basis); (iii) the highest whole number that is greater than 40% of the Total Number of Directors so long as the Stockholder’s Aggregate Ownership of all Shares (as determined on a Common Equivalents basis) continues to be at least 30% (but less than 40%) of all Shares (as determined on a Common Equivalents basis); (iv) the highest whole number that is greater than 25% of the Total Number of Directors so long as the Stockholder’s Aggregate Ownership of Shares (as determined on a Common

Equivalents basis) continues to be at least 20% (but less than 30%) of all Shares (as determined on a Common Equivalents basis); and (v) the highest whole number (such number always being equal to or greater than one) that is greater than 10% of the Total Number of Directors so long as the Stockholder’s Aggregate Ownership of Shares (as determined on a Common Equivalents basis) continues to be at least 10% (but less than 20%) of all Shares (as determined on a Common Equivalents basis). In the event that the Stockholder has nominated less than the total number of designees the Stockholder is entitled to nominate pursuant to this Section 2.01(b), the Stockholder shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case the Stockholder and the Company shall take, or cause to be taken, all Necessary Action to (A) increase the size of the Board as required to enable the Stockholder to so nominate such additional designees and (B) appoint such additional designees nominated by the Stockholder to such newly created directorships. Each such individual whom the Stockholder shall designate pursuant to this Section 2.01(b) and who is thereafter elected and qualifies to serve as a Director shall be referred to herein as a “Stockholder Designee.”

(c) The parties hereto agree that so long as the Stockholder Designees meet the requirements for Independent Directors in accordance with the rules of the Exchange, then the Stockholder Designees shall be considered “independent directors” with respect to the requirements of the Exchange, as well as the Governing Documents.

(d) For so long as the Directors on the Board are divided into three classes, such Stockholder Designees shall be apportioned among such classes so as to maintain the number of Stockholder Designees in each class as nearly equal as possible. The Stockholder is hereby authorized to assign the Stockholder Designees in office to such classes in connection with the nomination pursuant to Section 2.01(b).

(e) The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), to take all Necessary Action to effectuate the above by; (A) including the persons designated pursuant to this Section 2.01 in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors, (B) nominating and recommending each such individual to be elected as a Director as provided herein, (C) soliciting proxies or consents in favor thereof, and (D) without limiting the foregoing, otherwise using its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a Director.

(f) At any time the number of Directors that the Stockholder is entitled to designate pursuant to this Section 2.01 is less than the number of Stockholder Designees on the Board, the Stockholder shall cause the required number of Directors to resign from the Board or not stand for reelection on or prior to the Company’s next general meeting of shareholders at which Directors of the Company are to be elected, and any vacancies resulting from such resignation shall be filled by the Board in accordance with the Governing Documents, the rules of the U.S. Securities Exchange Commission (the “SEC”) and the rules of the Exchange then in effect.

(g) For the avoidance of doubt, the rights granted to the Stockholder to designate members of the Board are additive to, and not intended to limit in any way, the rights that the Stockholder or any of its Affiliates may have to nominate, elect or remove directors under the Governing Documents or the Delaware General Corporation Law.

Section 2.02. Removal. So long as a Stockholder is entitled to designate one or more nominees pursuant to Section 2.01 such Stockholder shall have the right to remove any such director (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company shall take all Necessary Action to cause such removal.

Section 2.03. Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal (whether by the Stockholder or otherwise in accordance with the Governing Documents, as either may be amended or restated from time to time) of a Stockholder Designee, the Stockholder entitled to appoint such Stockholder Designee shall be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as designees of such Stockholders immediately following the filling of such vacancy will not exceed the total number of persons such Stockholder is entitled to designate pursuant to Section 2.01 on the date of such replacement designation. The Company and the Stockholder shall take all Necessary Action to cause such replacement designee to become a member of the Board.

Subject to the provisions of this Section 2.03, the Board may nominate additional Directors to the Board, or fill any vacancy on the Board, pursuant to the terms of the Governing Documents.

Section 2.04. Board Expenses. The Company shall pay all reasonable out-of-pocket expenses incurred by each Director in connection with attending regular and special meetings of the Board and any committee thereof, and any such meetings of the board of directors of any Subsidiary of the Company and any committee thereof.

Section 2.05. Board Committees. As of the IPO Date, the Board has designated each of the following committees: a Compensation, Nominating and Corporate Governance Committee and an Audit Committee. For so long as the Stockholder has the right to designate one (1) Stockholder Designee pursuant to Section 2.01, the Stockholder shall have the right, but not the obligation, to designate the members of each committee of the Board pursuant to the formula outlined in Section 2.01(b) hereof; provided that the right of any Stockholder Designee to serve on a committee shall be subject to applicable Law and the Company’s obligation to comply with any applicable independence requirements of the Exchange.

ARTICLE 3

CERTAIN COVENANTS AND AGREEMENTS

Section 3.01. Access; Information. For so long as the Stockholder’s Aggregate Ownership of Shares (as determined on a Common Equivalents Basis) continues to be at least 5% of Shares (as determined on a Common Equivalents Basis), the Company shall, and shall cause its Subsidiaries to, permit the Stockholder, and its designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to provide such information to the Stockholder, as applicable, without the loss of any such privilege, and notified the Stockholder that such information has not been provided.

Section 3.02. Confidentiality. (a) The Stockholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with the Stockholder’s investment in the Company. The Stockholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company, any of its Affiliates or any other Stockholder). The Stockholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Stockholder’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Stockholder;

(ii) such information becomes known to the public through no fault of such Stockholder;

(iii) to any Person to whom such Stockholder is contemplating a Transfer of its Company Securities; provided, that such Transfer would not be in violation of the provisions of this Agreement and such potential Transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof;

(iv) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject; provided that such Stockholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Stockholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation));

(v) such information was available or becomes available to such Stockholder before, on or after the date hereof, without restriction, from a source (other than the Company) without any breach of duty to the Company;

(vi) to any regulatory authority to which the Stockholder or any of its Affiliates is subject; provided that such authority is advised of the confidential nature of such information;

(vii) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement and in connection with the IPO (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such Stockholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement and in connection with the IPO or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information;

(viii) to the extent required for the Stockholder to comply with tax or financial reporting requirements or audit of financial statements;

(ix) to the extent required in connection with the Stockholder’s insurance policies; or

(x) if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Stockholder.

(b) “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries (including trade secrets, pricing data, employee information, customer information, cost information, supplier information, financial and tax matters, third-party contract terms, inventions, know-how, processes, methods, models, technical information, schedules, code, ideas, concepts, data, software and business plans (regardless of whether such information is identified as confidential)) or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Stockholder (including by virtue of its present or former right to designate a director of the Company); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) was available to such Stockholder on a non-confidential basis prior to its disclosure to such Stockholder or its Representatives by the Company, (iii) becomes available to such Stockholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Stockholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Stockholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person or (iv) is independently developed by such Stockholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

Section 3.03. Conflicting Agreements. The Company and the Stockholder represents and agrees that it shall not grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, or enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities, in each case that is inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement.

Section 3.04. Corporate Opportunities. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its Subsidiaries, waives and renounces any right, interest or expectancy of the Company and/or its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to or business opportunities of which the Stockholder or any of its officers, directors, agents, shareholders, members, partners, Affiliates and Subsidiaries (other than the Company and its Subsidiaries) (each, a “Specified Party”) gain knowledge, even if the opportunity is competitive with the business of the Company or its Subsidiaries or one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its Subsidiaries for breach of any statutory, fiduciary, contractual or other duty, as a director or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries. Notwithstanding anything in this Section 3.04 to the contrary, a Specified Party who is a director of the Company and who is offered a business opportunity for the Company or its Subsidiaries in his or her capacity solely as a director of the Company (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company; provided, however, that all of the protections of this Section 3.04 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including the ability of the Specified Parties to pursue or acquire such Directed Opportunity, directly or indirectly, or to direct such Directed Opportunity to another person.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Binding Effect; Assignability; Benefit. (a) Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and with respect to the Stockholder, those of its Permitted Assigns to whom the Stockholder has assigned or transferred all or part of this Agreement. Any Stockholder that ceases to Beneficially Own any Company Securities shall cease to be bound by the terms hereof (other than Sections 3.02, 4.02, 4.05, 4.06, 4.07, 4.08, 4.10 and 4.11).

(b) Neither the Company nor the Stockholder shall assign or transfer all or any part of this Agreement without the prior written consent of the other parties hereto; provided, however, that the Stockholder shall be entitled to assign, in whole or in part, to any of its Permitted Assigns without such prior written consent. Any such Permitted Assignee that shall become a party to this Agreement shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Stockholder.”

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and in the case of the Stockholder, any of its Permitted Assigns, and, in the case of the Company, any of its permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by email transmission so long as receipt of such email is requested and received:

if to the Company to:

1900 W. Field Court

Lake Forest, Illinois 60045

Attention: David Watson, General Counsel

Email: David.Watson@ReynoldsBrands.com

if to the Stockholder, to:

c/o Rank Group Limited

Floor 9, 148 Quay Street

Auckland, 1010 New Zealand

Attention: Helen Golding, Group Legal Counsel

Email: Helen.Golding@rankgroup.co.nz

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Byron B. Rooney

Fax: (212) 701-5800

Email: Byron.Rooney@davispolk.com

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Any Permitted Assignee that becomes a Stockholder shall provide its address, fax number and email address to the Company.

Section 4.03. Term; Waiver; Amendment. (a) This Agreement shall terminate as it relates to a Stockholder on the earlier to occur of: (i) such Stockholder ceases to Beneficially Own any Company Securities, and (ii) upon the delivery of a written notice by such Stockholder to the Company requesting that this Agreement terminate as it relates to such Stockholder (in each case, other than Sections 3.02, 4.02, 4.05, 4.06, 4.07, 4.08, 4.10 and 4.11)

(b) this Agreement may be amended, waived or otherwise modified only by a written instrument executed by the parties hereto. In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective. Except as provided in the preceding sentences, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 4.04. Fees and Expenses. All costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 4.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 4.06. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.08. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.09. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon completion of the IPO on the IPO Date; provided, that this Agreement shall be of no force and effect prior to the completion of the IPO. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter; provided, however, nothing in this Agreement shall supersede any other agreement or understanding entered into in connection with the IPO.

Section 4.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

REYNOLDS CONSUMER PRODUCTS INC.

By:
Name:
Title:

THE STOCKHOLDER:

PACKAGING FINANCE LIMITED

By:
Name:
Title:

EXHIBIT A

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of [                    ] (as amended, amended and restated or otherwise modified from time to time, the “Stockholders Agreement”), as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                         ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

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REYNOLDS CONSUMER PRODUCTS INC.

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